Exhibit 99.1
PRESS RELEASE

Contacts:	Investors/Media:
Michael El-Hillow	David Reichman
Chief Financial Officer	Vice President
Evergreen Solar, Inc.	Sharon Merrill Associates, Inc.
508-357-2221 x7708	617-542-5300
investors@evergreensolar.com	eslr@investorrelations.com
Evergreen Solar Announces Fourth-Quarter and Full Year 2006 Results
Fourth Quarter Marked by Improved Operating Performance, Further Technology
Development and Seamless Implementation of Thin Ribbon at EverQ
Marlboro, Massachusetts, February 14, 2007 — Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, today announced financial results for the fourth quarter and full year ended December 31, 2006.
Fourth Quarter 2006 Highlights:
•	Consolidated product revenues for the quarter were $32.4 million.
•	Evergreen Solar’s Marlboro-based product sales were $11.6 million compared to $10.8 million in the third quarter of 2006.
•	Sales of EverQ product, Evergreen Solar’s joint venture with Q-Cells and Renewable Energy Corporation, were $25.6 million, of which $20.7 million is included in Evergreen Solar’s consolidated statement of operations. As a result of the change in ownership of EverQ effective December 19, 2006, Evergreen Solar is now accounting for its investment in EverQ under the equity method of accounting and therefore only sales occurring prior to December 19 are being consolidated.
•	Consolidated gross margin was $6.8 million, or 20.8%.
•	Gross Margin for Evergreen Solar’s Marlboro-based product sales was $842,000, or 7.3%.

Evergreen Solar Announces Fourth-Quarter Results
February 14, 2007

•	Gross margin for the entire fourth quarter at EverQ was $7.7 million, or 30.3%, of which $5.9 million is included in Evergreen Solar’s consolidated statement of operations.
•	Consolidated net loss was $5.5 million, or $0.08 per share, which includes $495,000 of equity income from EverQ, representing Evergreen Solar’s one-third share of EverQ’s net income from the last 11 days in December.
•	Evergreen Solar demonstrated a process in Marlboro to achieve cell efficiency in excess of 15% which could be used in factories beyond EverQ-2.
•	The EverQ-1 factory completed its implementation of thin wafer production, ending the quarter with silicon consumption of approximately 5.0 grams per watt.
•	Construction of EverQ’s second factory — EverQ-2 — remains on schedule and is expected to begin production in the second quarter of 2007 and will reach full capacity by the end of 2007. With the debottlenecking efforts at EverQ-1 combined with the opening of EverQ-2, which is roughly twice the size of EverQ-1, total annual production capacity at EverQ should be approximately 100 MW by the end of 2007.
“Evergreen Solar and EverQ continue to make significant improvements in technology and production efficiencies.” said Richard M. Feldt, Evergreen Solar’s President and Chief Executive Officer. “We completed the seamless transition of the EverQ-1 factory to thin wafer production, allowing us to maintain our industry leadership in low silicon consumption. On December 19, 2006, EverQ received regulatory approval for the previously announced change in ownership, which resulted in equal ownership of EverQ by Evergreen Solar, Q-Cells and Renewable Energy Corporation. EverQ’s long-term polysilicon supply agreement, finalized on December 19, 2006, at generally favorable market pricing, further positions the joint venture for profitable growth.”
“In Marlboro, we continue to make substantial progress with our technology development programs. We demonstrated a cell manufacturing process that exceeds 15% cell efficiency and improved our Quad Ribbon furnace operating performance with better wafer thickness and laser-cutting control. We hope to make the Quad wafer production platform the manufacturing standard for new factory locations opening in 2008 and beyond.”
“EverQ’s fourth-quarter gross margin of 30.3% and operating margin of 18.5% shows the portability and financial leverage of our String Ribbon technology.”

Evergreen Solar Announces Fourth-Quarter Results
February 14, 2007

Fourth-Quarter 2006 Financial Results
Revenues for the fourth quarter of 2006 were $32.4 million, compared to $36.4 million for the third quarter of 2006 and $11.6 million in the fourth quarter of 2005. Sales of product manufactured by EverQ in the fourth quarter of 2006 were $25.6 million, $20.7 million of which are included in Evergreen Solar’s consolidated statement of operations as they occurred prior to the December 19, 2006 change in EverQ ownership. Following the change in EverQ ownership, Evergreen Solar is accounting for its investment in EverQ under the equity method, which resulted in the sequential reduction in revenue from the third quarter of 2006.
Worldwide sales of product using our String Ribbon technology, which includes revenues of our Marlboro facility and EverQ, were $37.2 million for the fourth quarter of 2006 compared to $36.2 million in the third quarter and $11.6 million for the same period in 2005. Evergreen Solar reports worldwide sales of product manufactured with its String Ribbon technology as the Company believes it is useful to investors since it provides an indication of the full market penetration and growth of its technology.
Gross margin for the fourth quarter was 20.8% compared to 15.7% for the third quarter of 2006 and 12.9% for the fourth quarter of 2005.
Net loss for the fourth quarter was $5.5 million, or $0.08 per share, which includes $495,000 in equity income from EverQ, representing Evergreen Solar’s one-third share of EverQ’s net income during the last 11 days in December.
Net loss for the third quarter of 2006 was $5.6 million, or $0.08 per share.
Evergreen Solar recorded equity-based compensation expenses of approximately $1.0 million in each of the third and fourth quarters of 2006.
Net loss for the fourth quarter of 2005 was $5.0 million, or $0.08 per share.
2006 Full Year Financial Results
Revenues for 2006 were $103.1 million, compared to $44.0 million for 2005. Revenues increased substantially year-over-year since sales of product manufactured by EverQ did not commence until 2006. Worldwide sales of product manufactured with Evergreen Solar’s String Ribbon technology, which includes revenues of EverQ, were $107.0 million for 2006 compared to $43.6 million for 2005.
Gross margin for 2006 was 11.6% compared to 8.3% for 2005. The increase in gross margin primarily resulted from increased production at EverQ.
Net loss for 2006 was $26.7 million, or $0.41 per share, compared to $17.3 million, or $0.29 per share for 2005.

Evergreen Solar Announces Fourth-Quarter Results
February 14, 2007

Evergreen Solar recorded equity-based compensation expenses of approximately $5.1 million for 2006.
Guidance for First Quarter 2007
Product revenue from our Marlboro facility for the first quarter of 2007 is expected to be approximately $12.0 million to $12.5 million, compared to the $11.6 million reported in the fourth quarter of 2006. Other revenue is expected to be in the range of $1.25 million to $1.5 million, consisting of fees from EverQ for the marketing and sale of EverQ modules by Evergreen Solar and royalty payments for Evergreen Solar’s technology contribution to EverQ.
Gross margin is expected to be in the range of 24.0% to 24.5%. Operating expenses are expected to be in the range of $10.0 million to $10.5 million, including research and development costs of $4.75 million to $5.0 million.
Operating loss is expected to be in the range of $6.5 million to $7.0 million. Net loss is expected to be in the range of $7.0 million to $7.5 million, including approximately $600,000 for our share of EverQ’s quarterly loss as it incurs start-up costs associated with the EverQ-2 factory. The Company anticipates that the EverQ-2 factory will commence product shipments during the second quarter of 2007 and it is expected to reach full manufacturing capacity by the end of 2007.
Conference Call Information
Management will conduct a conference call at 5:00 p.m. (ET) today to review the Company’s fourth-quarter and year-end financial results and highlights. The conference call will be webcast live over the Internet. The webcast can be accessed by logging on to the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event.
The call can also be accessed by dialing (800) 289-0518 or (913) 981-5532 prior to the start of the call. For those unable to join the live conference call, a replay will be available from 8:00 p.m. (ET) on February 14 through midnight (ET) on February 20. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 7598484. The webcast will be archived on the Company’s website.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets solar power products using proprietary, low-cost manufacturing technologies. The Company’s patented crystalline silicon technology, known as String Ribbon, uses significantly less silicon than conventional approaches. Evergreen Solar’s products provide reliable and environmentally clean electric

Evergreen Solar Announces Fourth-Quarter Results
February 14, 2007

power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com.
Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to: the Company’s guidance for the first quarter of 2007, including the Company’s expectations regarding future revenue growth, earnings and gross margin performance; the expected timing of the completion of the EverQ-2 facility; the expected timing of the EverQ-2 facility becoming fully operational; EverQ-1’s transition to thin wafer production and the expected results of such transition; EverQ’s future production capacity and production schedule; EverQ’s long-term polysilicon supply; the Company’s EverQ expansion strategy; the future performance of EverQ; the development of the Company’s Quad technology platform and its incorporation in future factories; the Company’s ability to improve cell and production efficiencies; the Company’s ability to improve on its existing technologies; ongoing development of new technology initiatives; the Company’s goal of becoming the low-cost producer of solar power products; and the Company’s expectations regarding the market penetration and growth of its technologies. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the conditions to which any German government grant is subject, which includes, but is not limited to, receipt of European Union approval; the risk that any German government grant that has or may be approved is subject to forfeiture or repayment in whole or in part if EverQ fails to continue to meet the conditions for such grants or if such grants for any reason become unavailable from German or European Union sources; the success of EverQ is subject to numerous risks associated with the development of manufacturing facilities in international markets and depends on many factors that are outside of the Company’s control, including the availability of government grants and contributions by Q-Cells and REC; the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of EverQ’s manufacturing facilities; the market for solar power products is emerging and rapidly developing and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the risk that the

Evergreen Solar Announces Fourth-Quarter Results
February 14, 2007

Company may fail to bring to market new products under development or that any such products may not achieve commercial acceptance; the risk that technological changes in the solar industry could render its solar products uncompetitive or obsolete; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the business of the Company’s strategic partners, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products. In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission — including the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2006 and Quarterly Report on Form 10-Q filed with the SEC on May 11, 2006, August 9, 2006 and November 7, 2006 and the Form S-3/A filed with the SEC on December18, 2006 (copies of which may be obtained at the SEC’s website at: http://www.sec.gov) — could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Evergreen Solar Announces Fourth-Quarter Results
February 14, 2007

Evergreen Solar, Inc. (Nasdaq: ESLR)
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
Revenues:
Product revenues	$11,569	$32,407	$43,627	$102,252
Research revenues	76	—	405	894

Total revenues	11,645	32,407	44,032	103,146

Cost of revenue:
Product revenue costs (1)	10,066	25,656	39,954	90,310
Research revenue costs	76	—	405	894

Total cost of revenue	10,142	25,656	40,359	91,204

Gross profit	1,503	6,751	3,673	11,942
Operating expenses (1):
Research and development expenses	3,348	6,252	11,056	19,064
Selling, general and administrative expenses	4,207	5,298	12,274	21,216
Loss on disposal of fixed assets	—	1,526	—	1,526

Total operating expenses	7,555	13,076	23,330	41,806

Operating loss	(6,052)	(6,325)	(19,657)	(29,864)

Other income, net
Gain on EverQ investment	527	—	527	—
Foreign exchange gains (losses), net	(129)	1,216	5	3,322
Equity income from EverQ	—	495	—	495
Interest income (expense), net	52	(118)	614	(1,471)

Total other income, net	450	1,593	1,146	2,346

Net loss before minority interest	(5,602)	(4,732)	(18,511)	(27,518)

Minority interest in EverQ loss (income)	562	(735)	1,195	849

Net loss	(5,040)	(5,467)	(17,316)	(26,669)

Net loss per share (basic and diluted):	$(0.08)	$(0.08)	$(0.29)	$(0.41)
Weighted average shares used in computing net loss per share (basic and diluted):	61,510	66,880	59,631	65,662

	Quarter Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
(1) Includes the following amounts related to equity awards (in thousands):
Cost of product revenues	$—	$64	$—	$420
Research and development expenses	—	479	—	1,594
Selling, general and administrative expenses	—	451	—	3,049

Evergreen Solar Announces Fourth-Quarter Results
February 14, 2007

Evergreen Solar, Inc. (Nasdaq: ESLR)
Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	December 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$30,742	$6,828
Marketable securities	85,465	42,593
Accounts receivable, net of allowances for doubtful accounts and sales discounts of $65 and $150 at December 31, 2005 and 2006, respectively	4,124	25,278
Grants receivable	16,295	—
Inventory	3,634	4,767
Interest receivable	541	675
Other current assets	4,052	1,853

Total current assets	144,853	81,994

Non-current assets:
Investment in and advances to EverQ	—	70,460
Deposits on fixed assets under construction	8,217	1,433
Restricted cash	1,582	414
Deferred financing costs	2,877	2,434
Fixed assets, net	71,430	50,516

Total non-current assets	84,106	125,257

Total assets	$228,959	$207,251

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Accounts payable	$12,210	$18,465
Short term borrowings	4,131	—
Accrued employee compensation	1,778	2,791
Accrued warranty	705	705
Other accrued expenses	1,625	2,443

Total current liabilities	20,449	24,404

Non-current liabilities
Subordinated convertible notes	90,000	90,000
Deferred grants	16,284	—
Other long-term debt	3,553	—

Total non-current liabilities	109,837	90,000

Total liabilities	130,286	114,404

Minority interest in EverQ	11,223	—

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 61,965,231 and 68,066,204 issued and outstanding at December 31, 2005 and 2006, respectively	620	681
Additional paid-in capital	182,345	211,053
Accumulated deficit	(93,009)	(119,678)
Deferred compensation	(1,036)	—
Accumulated other comprehensive income (loss)	(1,470)	791

Total stockholders’ equity	87,450	92,847

Total liabilities, minority interest and stockholders’ equity	$228,959	$207,251